EXHIBIT 4.09
                       GUARANTY AGREEMENT
                 (PIC U.S. Entity Subsidiaries)

                               By

                 PANDA INTERHOLDING CORPORATION


                          in favor of

                     BANKERS TRUST COMPANY,
                      as Collateral Agent
   for the benefit of the Secured Parties as hereafter defined


                   Dated as of July 31, 1996



                        _______________




                       GUARANTY AGREEMENT
                (PIC U.S.  Entity Subsidiaries)

     THIS GUARANTY AGREEMENT, dated as of July 31, 1996 (this "Guaranty") is made and entered into by Panda Interholding Corporation, a Delaware corporation, and each PIC U.S. Entity that is or shall in the future be organized as a direct subsidiary of PIC, which PIC U.S. Entity shall become a party hereto upon its incorporation (collectively the "Guarantors"), in favor of Bankers Trust Company, a New York banking corporation, as Collateral Agent pursuant to that certain Collateral Agency Agreement dated as of even date herewith (the "Collateral Agency Agreement") by and among Panda Interfunding Corporation, a
Delaware  corporation  ("PIC"),   Panda  Funding  Corporation,  a
Delaware corporation, ("Panda Funding"),and Bankers Trust Company, a New York banking corporation, as trustee under the Indenture referred to below (in such capacity, together with its successors and assigns in such capacity, the "Trustee"), and as collateral agent for the Trustee in such capacity, the Trustee on behalf of the Bondholders under the Indenture and the Letter of Credit Provider (as defined below) (in such capacity together with its successors and assigns in such capacity, the "Collateral Agent").

                            RECITALS


     WHEREAS,  PIC has formed Panda Funding as a special purpose,
wholly-owned   finance  subsidiary  to  issue   debt   securities
constituting the Bonds described below;

     WHEREAS, Panda Funding, PIC and the Trustee (as trustee for the holders of the Bonds described below) are party to an Indenture dated as of July 31, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the issuance by Panda Funding from time to time of certain Pooled Project Bonds (the "Bonds"), including, without limitation, $105,525,000 initial aggregate principal amount of 11 5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds");

     WHEREAS, Panda Funding will loan the entire proceeds of the issuance of the Series A Bonds (the "Loan") to PIC, which Loan will be made under a Loan Agreement dated of even date with the Indenture by and between Panda Funding and PIC (the "PIC Loan Agreement") and evidenced by a promissory note (the "Initial PIC Note") of PIC dated July 31, 1996, and payable to Panda Funding;

     WHEREAS, Panda Funding may from time to time loan the proceeds of subsequent series of Bonds (the "Additional Loans") to PIC, which Additional Loans will be made under the PIC Loan Agreement and evidenced by promissory notes (the "Additional PIC Notes") of PIC payable to Panda Funding;

     WHEREAS, one or more Letters of Credit may be substituted for cash funds in the Debt Service Reserve Fund (as defined in the Indenture) pursuant to Section 4.5(c) of the Indenture under a reimbursement agreement to be entered into between PIC or its controlling affiliate and a financial institution (the "Letter of Credit Provider") (to the extent so entered into and as amended, supplemented or modified and in effect from time to time, together with any substitution or replacement thereof, the "Reimbursement Agreement"), and in such event this Agreement shall be amended to admit the Letter of Credit Provider as a party hereto;

     WHEREAS, to induce the purchase of the Bonds and to secure Panda Funding's obligations to the holders (from time to time) of such Bonds (the "Holders" and, together with the Trustee, and the Letter of Credit Provider, if any, the "Secured Parties"), and to induce the issuance of any letters of credit by the Letter of Credit Provider and to secure PIC's or PIC's controlling affiliate's obligations to the Letter of Credit Provider under the Reimbursement Agreement (if entered into), Panda Funding has, pursuant to a Security Agreement dated as of July 31, 1996, between Panda Funding and the Collateral Agent (the "Panda Funding Security Agreement"), granted to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of Panda Funding's assets, including, without limitation, the Initial PIC Note, the Additional PIC Notes, and Panda Funding's other personal property;

     WHEREAS,   PIC  has  agreed  to  guarantee  Panda  Funding's
obligations to the Holders and the Trustee pursuant to certain terms and covenants in the Indenture (the "PIC Guaranty");

     WHEREAS, to induce the purchase of the Bonds, Panda Energy Corporation, a Texas corporation ("PEC") and corporate parent of PIC, has, pursuant to a Stock Pledge Agreement dated as of July 31, 1996, between PEC and the Collateral Agent (the "PEC Stock Pledge Agreement"), pledged to the Collateral Agent for the benefit of the Secured Parties, all of the capital stock of PIC;

     WHEREAS, to induce the purchase of the Bonds by the Holders, which each Guarantor acknowledges is of substantial benefit to them (as the ultimate recipient of certain assets to be transferred to them in connection with the issuance of the Bonds) and of substantial benefit to their parent, PIC, as the recipient of the Loan evidenced by the Initial PIC Note and pursuant to the Additional Loans evidenced by Additional PIC Notes, of the proceeds of the issuance of the Bonds, each Guarantor has to execute and deliver this Guaranty in favor of the Collateral Agent for the benefit of the Secured Parties;

     WHEREAS, the Series A Bonds are being sold to the Initial Purchaser (as defined below) pursuant to the Purchase Agreement dated as of July 26, 1996 (the "Purchase Agreement") among Panda Funding, PIC, Panda Energy International, Inc., and Jefferies & Company, Inc. (the "Initial Purchaser"); and

     WHEREAS, it is a condition precedent to the purchase of the Series A Bonds by the Initial Purchaser that each Guarantor shall have guaranteed the obligations of PIC with respect to the PIC Guaranty and the obligations of Panda Funding with respect to the Bonds.

     NOW, THEREFORE, to secure the Bonds and the PIC Guaranty, and the performance by PIC and Panda Funding of the agreements in the Indenture and in the Reimbursement Agreement (if entered into) and by PEC of the agreements under the PEC Stock Pledge Agreement and in consideration of the premises and in order to induce the Initial Purchaser to purchase the Series A Bonds, and for other good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, each Guarantor hereby agrees, with and for the benefit of the Collateral Agent on behalf of the Secured Parties, as follows:

                           AGREEMENT

     1. Defined Terms. Each capitalized term used herein, and not otherwise defined herein, shall have the meaning ascribed to such term in the Indenture, or in the Collateral Agency Agreement if not found in the Indenture. The following capitalized terms shall have the following meanings:

          "Event of Default" shall mean an "Event of Default" as such term is defined in the Indenture or an "Event of Default" as such term is defined in the Reimbursement
     Agreement (if entered into).

          "Guaranteed Obligations" shall mean all indebtedness, liabilities and other obligations of PIC and Panda Funding (including, but not limited to, all such obligations in respect of principal, premiums, interest, fees, reimbursement obligations, Collateral Agent Claims, Trustee Claims, penalties, indemnities, costs and other expenses, whether due after acceleration or otherwise) to the Collateral Agent or the Secured Parties (of whatsoever nature and howsoever evidenced) under or pursuant to the Bonds, the Indenture, this Agreement, the Collateral Agency Agreement, the other Security Documents and the obligations of PIC or its controlling affiliate under the Reimbursement Agreement (if entered into), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising therefrom or relating thereto.

          "Maximum Guaranteed Amount" shall mean, for each Guarantor, the greater of (a) the "reasonably equivalent value" or "fair consideration" (or equivalent concept) received by such Guarantor in exchange for the obligation incurred hereunder by such Guarantor, within the meaning of any state or federal fraudulent conveyance or transfer laws applicable to such Guarantor; or (b) the lesser of (i) the maximum amount that will not render such Guarantor insolvent, or (ii) the maximum amount that will not leave such Guarantor (after giving effect to this Guaranty) with Property deemed an unreasonably small capital. Clauses (i) and (ii) are and shall be determined pursuant to and as of the appropriate date mandated by such applicable state or federal fraudulent conveyance or transfer laws.

          "Subrogation and Contribution Agreement" shall mean that certain Subrogation and Contribution Agreement dated as of July 31, 1996 by and among PIC, Panda Funding and the Guarantors.

     2.  Guarantee.

     (a) Each Guarantor hereby unconditionally and irrevocably and severally guarantees to the Collateral Agent the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, and each Guarantor further agrees, severally, to pay any and all reasonable expenses which may be paid or incurred by the
Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty; provided, however, that, notwithstanding anything herein or in any other Transaction Document to the contrary, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the Maximum Guaranteed Amount for such Guarantor; provided, further, that to the extent that applicable state or federal fraudulent conveyance or transfer laws would so permit or require, the Maximum Guaranteed Amount for each
Guarantor (to the extent not previously adjusted for such amounts) shall be (i) increased by the aggregate fair value of such Guarantor's rights to contribution, reimbursement, or subrogation pursuant to the Subrogation and Contribution Agreement, if any, or applicable laws relating to contribution, reimbursement or subrogation rights and (ii) decreased by the aggregate amount of such Guarantor's liabilities with respect to contribution rights pursuant to the Subrogation and Contribution Agreement or applicable laws relating to contribution rights and
(iii) multiplied by the Probability Factor (as defined in subsection (d) below) to reflect the likelihood of a demand being made hereunder or against the assets of such Guarantor.

     (b) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum
Guaranteed Amount for such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Collateral Agent.

     (c) No payment or payments made by PIC or Panda Funding, any other guarantor or any other Person or received or collected by the Collateral Agent from PIC, Panda Funding, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Guaranteed Obligations or payments received or collected from such Guarantor in respect of the Guaranteed Obligations, each remain liable for the Guaranteed Obligations up to the Maximum Guaranteed Amount for such Guarantor until the Guaranteed Obligations are paid in full.

     (d) It is the intention of each Guarantor that the obligations and transfers of each Guarantor under this Guaranty and any other Transaction Documents, if applicable, are not obligations or transfers that violate the provisions of applicable federal and state fraudulent conveyance or transfer laws resulting in such obligations or transfers being subject to avoidance under any such laws. In that regard each Guarantor intends that such obligations and transfers be in an amount that results in the Guarantors guaranteeing the Guaranteed Obligations in an amount that is equal to the maximum amount that is below the amount that such applicable fraudulent conveyance or transfer laws establish as the threshold amount for such Guarantor and for such obligations and transfers that would not be subject to avoidance under such laws. Accordingly, due to uncertainties in calculation and in the status of various judicial decisions and interpretations of such laws, each Guarantor and the Collateral Agent have agreed upon the limitation of such Guarantor's liability hereunder with the good faith intention of complying with such laws. Under many interpretations of such laws, contingent claims are deemed to be properly valued at the time of each relevant determination based on a percentage (the "Probability Factor") that is reasonably reflective of the probability at the time of determination that a demand or call on or against a guaranty obligation or collateral will be made in light of the financial conditions of Panda Funding, PIC and other liable parties and other relevant facts that were available at such time, all as subsequently decided by the appropriate judicial authority enforcing the rights under this Guaranty or the other Transaction Documents. For purposes of the limitations on the maximum liability of each Guarantor in Subparagraph (a) above, if a court in enforcing the rights of the Collateral Agent shall determine that the use of such a Probability Factor is appropriate, then the Probability Factor determined by such court shall be used to calculate the Maximum Guaranteed Amount. In light of the expense and difficulty in determining the Maximum Guaranteed Amount at any particular time, the amount equal to the product of the Guaranteed Obligations multiplied by each Guarantor's Contribution Percentage as set forth on Annex I to the Subrogation and Contribution Agreement, shall be presumed to be the Maximum Guaranteed Amount for all purposes, including the filing of a proof of claim in any bankruptcy proceeding with respect to such Guarantor, or any foreclosure sale or any similar proceeding with respect to Property of such Guarantor, unless and until either such Guarantor or the Collateral Agent shall have demonstrated to the satisfaction of the relevant judicial authority the fact that the actual calculation of the Maximum Guaranteed Amount results in a different amount.

     (e) It is the intention of the parties hereto that all intercompany indebtedness either owed to or by any Guarantor not be included as either an asset or a liability, respectively, in determining the solvency or capital of any Guarantor. Accordingly, each Guarantor agrees that in connection with any determination of the Maximum Guaranteed Amount, such intercompany indebtedness may be treated in the manner that would achieve the result intended by the first sentence of this Subsection (e).

     (f) Each of PIC, Panda Funding and the Guarantors is personally obligated and fully liable for the amounts due under the Bonds. The Collateral Agent shall have the right to sue on the Notes and the Bonds and obtain a personal judgment against PIC, Panda Funding and the Guarantors for satisfaction of the amounts due under the Bonds either before or after a judicial foreclosure of any Security Instrument.

     (g) The liability of each of Guarantors for the payment of the Guaranteed Obligations guaranteed hereby shall be primary, and not secondary, and joint and several with each of the other
Guarantors.

     3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payments made under any of the
Guaranty, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor who has not paid its proportionate share of any such payments. Each Guarantor's right of contribution shall be subject to the terms and conditions of the Subrogation and Contribution Agreement and Paragraph 5 hereof. The provisions of this Paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and each Guarantor shall remain liable to the Collateral Agent for the full amount guaranteed by such Guarantor hereunder.

     4. Right of Set-off. The Collateral Agent is hereby irrevocably authorized upon the occurrence of an Event of Default without notice to the Guarantors, any such notice being expressly waived by each Guarantor, to set-off and credit against any credits, indebtedness, or claims, in any currency, in each case whether direct or indirect or contingent or matured or unmatured, at any time held or owing by the Collateral Agent for the credit or the account of any Guarantor, or any part thereof in such amounts as the Collateral Agent may elect, against and on account of the obligations and liabilities of the applicable Guarantor to the Collateral Agent hereunder and claims of every nature and description of the Collateral Agent against such Guarantor, in any currency, whether arising hereunder, under the Indenture, the Loan Agreement, any other Transaction Document or otherwise, as the Collateral Agent may elect, whether or not the Collateral Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent agrees to notify the applicable Guarantor of any such set-off and the application made by the Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent may have.

     5. Limited Right of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent, such Guarantor shall not be entitled to be subrogated to any of the rights of the Collateral Agent against PIC or Panda Funding or any collateral security or guaranty or right of offset held by the Collateral Agent for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from PIC or Panda Funding or any other guarantor in respect of payments made by such Guarantor hereunder, until all Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral
Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured in such order as the Collateral Agent may determine.

     6. Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the
Guaranteed Obligations made by the Collateral Agent or the Trustee may be rescinded and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or the Trustee and the Indenture, the Bonds, the Loan Agreement, the PIC Notes, and any collateral security document or other guaranty or document in connection therewith (including, without limitation, the other Transaction Documents) may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent or the Trustee may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Collateral Agent or the Trustee for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered, or released, all without the necessity of any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender, or release.
Neither the Collateral Agent or the Trustee shall have an obligation to protect, secure, perfect, or insure any Lien at any time held as security for the Guaranteed Obligations or this Guaranty or any Property subject thereto. When making any demand hereunder against any Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on Panda Funding or PIC and any failure by the Collateral Agent or the Trustee to make any such demand or to collect any payments from Panda Funding or PIC or any release of Panda Funding or PIC shall not relieve any such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent against each Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     7. Guaranty Absolute and Unconditional; Waivers. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or the Trustee upon this Guaranty or acceptance of this Guaranty, and the Guaranteed Obligations (and any of them) shall conclusively be deemed to have been created, contracted or incurred and extended, amended and waived in reliance upon this Guaranty, and all dealings between Panda Funding, PIC, the Guarantors and either the Collateral Agent or the Trustee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment, notice of intention to accelerate maturity and notice of acceleration of maturity to or upon Panda Funding or PIC with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute, completed, unconditional (except as expressly conditioned pursuant to the terms hereof) and irrevocable guarantee of payment (and not of collection) without regard to (a) the validity, regularity or enforceability of the Indenture, the other Transaction Documents, any of the Guaranteed Obligations or any collateral security or guaranty therefor or right of offset with respect thereto at any time or from time to time held by the Collateral Agent, (b) any defense, set-off or counterclaim which may at any time be available to or be asserted by Panda Funding, PIC or any other Person liable for the Guaranteed Obligations against the Collateral Agent or the Trustee, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Panda Funding or PIC) which constitutes, or might be construed to constitute, an equitable or legal discharge of Panda Funding, PIC or any other Person liable for the Guaranteed Obligations, under this Guaranty, in bankruptcy or in any other instance. When pursuing any of its rights and remedies against Panda Funding and PIC hereunder, the Collateral Agent may, but shall be under no obligation to, pursue such rights and remedies as they may have against any Guarantor or any other Person or against any collateral security or guaranty for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to pursue such other rights or remedies or to collect any payments from Panda Funding, PIC or any such other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of Panda Funding, PIC or any such other Person or any such collateral security, guaranty or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against any Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors, indorses, transferees, and assigns, until all the Guaranteed Obligations and the obligations of the Guarantors under this Guaranty shall have been satisfied by payment in full.

     8. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or the Trustee upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Panda Funding or PIC, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Panda Funding or PIC or any substantial part of such Person's property, or otherwise, all as though such payments had not been made.

     9.    Maturity  of  Guaranteed Obligations;  Payment.   Each
Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty without demand or notice to any Guarantor, and each Guarantor shall, upon such acceleration, be obligated to pay to the Collateral Agent the amount due and unpaid by Panda Funding or PIC and guaranteed hereby, which payment shall be made immediately upon demand thereof by the Collateral Agent.

     10. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid, without set-off or counterclaim and in immediately available funds and in lawful currency of the United States of America, to the Collateral Agent in New York, New York at the Collateral Agent's principal trust offices located at 4 Albany Street, New York, New York 10006, not later than 11:00 A.M., New York time.

     11. Representations and Warranties. Each Guarantor hereby represents and warrants that:

          (a) Corporate Existence. Each Guarantor (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (iii) has the corporate power and authority and the legal right to own and lease its property and to conduct its business.

          (b) Corporate Power; Authorization. Each Guarantor is duly authorized and empowered to execute, deliver and perform this Guaranty; and all corporate action on each Guarantor's part requisite for the due execution, delivery and performance of this Guaranty has been duly and effectively taken.

          (c) Binding Obligations. This Guaranty constitutes a legal, valid, and binding obligation of each Guarantor, and, upon execution and delivery to the Collateral Agent on behalf of the Secured Parties will be enforceable against each Guarantor in accordance with its terms, except that enforcement may be subject to any applicable bankruptcy,
     insolvency   or   similar  laws  generally   affecting   the
     enforcement of creditors' rights and subject to the availability of equitable remedies.

     12. No Waiver: Cumulative Remedies. The Collateral Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, privilege or right. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     13. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and, in the case of any Guarantor, shall be given to such Guarantor at the address or telecopy number of PIC now or hereafter provided for in the Indenture and in the case of the Collateral Agent, at the address or telecopy number for such Person now or hereafter provided for in the Collateral Agency Agreement. Each such notice, request or other communication shall be effective (i) if given by telecopier during regular business hours, once such telecopy is transmitted to the telecopy number specified in the applicable Indenture or Collateral Agency Agreement, (ii) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in the Indenture or the Collateral Agency Agreement, as applicable.

     14.   Entire  Agreement.  This Guaranty embodies the  entire
agreement and understanding between all Guarantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. Any conflict or ambiguity between the terms and provisions of this Guaranty and the terms and provisions in any other Transaction Document shall be controlled by the terms and provisions hereof.

     15.  Governing Law; Submission to Jurisdiction, Etc.

     (a) This Guaranty and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law, or any similar successor provision thereto, but excluding all other conflict-of-laws rules)and to the extent controlling, laws of the United States of America.

     (b)   Any  legal action or proceeding with respect  to  this
Guaranty, the Notes or the other Financing Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, EACH Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. EACH Guarantor hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (c) EACH Guarantor and the Collateral Agent (i) irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to any Transaction Document and for any counterclaim therein; (ii) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certifies that no party hereto nor any representative or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers; and (iv) acknowledges that it has been induced to enter into this Guaranty, the other Transaction Documents and the transactions contemplated hereby and thereby based upon, among other things, the mutual waivers and certifications contained in this section.

     (d) Each Guarantor hereby irrevocably designates CT Corporation as the designee, appointee and process agent of such Guarantor to receive, for and on behalf of such Guarantor, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Guaranty. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Guarantor at its address set forth opposite its signature below, but the failure of the Guarantor to receive such copy shall not affect in any way the service of such process. Each Guarantor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its said address, such service to become effective on the earlier to occur of (i) actual receipt of such service of process and (ii) the thirtieth day after such mailing.

     (e)  Nothing herein shall affect the right of the Collateral
Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

     16. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     17. Paragraph Headings. The Paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     18. Interest. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Collateral Agent and the Transactions. Accordingly, if the Transactions would be usurious as to the Collateral Agent under applicable law, then, notwithstanding anything to the contrary in the PIC Notes or the Bonds, this Guaranty, or in any Transaction Document or agreement entered into in connection with the Transactions or as security for the Guaranteed Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest as to the Collateral Agent under applicable law that is contracted for, taken, reserved, charged, or received by the Collateral Agent under the PIC Notes, this Guaranty or under any of the Transaction Documents or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) if the maturity of the PIC Notes or the Bonds is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest as to the Collateral Agent under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Guaranty or otherwise in connection with the Transactions shall be canceled automatically and, if theretofore paid, shall be credited by the Collateral Agent on the principal amount of the Guaranteed Obligations (or, to the extent that the principal amount of the Guaranteed Obligations shall have been or would thereby be paid in full, refunded by the Collateral Agent to Panda Funding or PIC, as applicable). The right to accelerate the maturity of the PIC Notes or the Bonds does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Collateral Agent does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Collateral Agent for the use, forbearance, or detention of sums included in the Guaranteed Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the PIC Notes or the Bonds until payment in full so that the rate or amount of interest on account of the Guaranteed Obligations does not exceed the applicable usury ceiling, if any. As used in this Section, the term "applicable law" shall mean the laws of the State of New York (or of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Guaranty) or laws of the United States of America applicable to such Person and the Transactions, which would permit such Person to contract for, charge, take, reserve, or receive a greater amount of interest than under New York (or such other jurisdiction's) law.

     18. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the day and year first above written.

                              PANDA INTERHOLDING CORPORATION


                              By:
                              Name:  Robert W. Carter
                              Title: Chairman of the Board, President
                                     and Chief Executive Officer

                              BANKERS    TRUST    COMPANY,
                                as Collateral Agent

                              By:
                              Name:  Marie C. Rasch
                              Title: Vice President